As filed with the Securities and Exchange Commission on February 24, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Kenvue Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-1032011
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
199 Grandview Road
Skillman, New Jersey 08558
(908) 874-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Orlando
Kenvue Inc.
199 Grandview Road
Skillman, New Jersey 08558
(908) 874-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Douglas Dolan
Michael E. Mariani
Cravath, Swaine & Moore LLP
375 Ninth Avenue
New York, New York 10001
(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Kenvue Inc.
Senior Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants

The securities covered by this prospectus may be sold from time to time by Kenvue Inc. We may offer the securities independently or together in any combination for sale to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference herein and therein, before you decide to invest in any of these securities.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “KVUE”.
The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 30. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them and us, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the additional information described under the heading “Where You Can Find More Information,” before you decide to invest in any of these securities.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Kenvue,” “we,” “our,” “Company” and “us” refer to Kenvue Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.
References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
As used in this prospectus, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” in this prospectus is not exclusive.
We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
You should carefully review the information contained in this prospectus, any prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference herein or therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front cover of this prospectus, the date of the applicable prospectus supplement, the date of the applicable free writing prospectus or the date of such incorporated document, as the case may be. Our business, results of operations or financial condition may have changed since the applicable date.

THE COMPANY
At Kenvue, our purpose is to realize the extraordinary power of everyday care. As a global leader at the intersection of healthcare and consumer goods, we are the world’s largest pure-play consumer health company by revenue with $15.5 billion in Net sales in the fiscal year 2024. By combining the power of science with meaningful consumer insights and our digital strategy, we empower consumers to live healthier lives every day. Built on more than a century of heritage and trusted by generations, our differentiated portfolio of iconic brands—including Tylenol®, Neutrogena®, Listerine®, Johnson’s®, BAND-AID® Brand, Aveeno®, Zyrtec®, and Nicorette®—is backed by science and recommended by healthcare professionals, which further reinforces our consumers’ connections to our brands.
Our portfolio includes Self Care, Skin Health and Beauty, and Essential Health products, allowing us to connect with consumers across North America, Asia Pacific, Europe, Middle East, and Africa, and Latin America—in their daily rituals and the moments that matter most. Our products are marketed across more than 165 countries worldwide. Our global scale and the breadth of our brand portfolio are complemented by our well-developed capabilities and accelerated through our digital strategy, allowing us to dynamically capitalize on and respond to current trends impacting our categories and geographic markets.
With a sole focus on consumer health, our marketing organization operates efficiently by leveraging our precision marketing, e-commerce, and broader digital capabilities to develop unique consumer insights and further enhance the relevance of our brands. Similarly, our research and development organization combines these consumer insights with deep, multi-disciplinary scientific expertise, and engagement with healthcare professionals, to drive innovative new products, solutions, and experiences centered around consumer health.
Underpinned by Kenvue’s Healthy Lives Mission, our comprehensive Environmental, Social, and Governance strategy, our core capabilities are supported by our commitment to building a resilient and sustainable business that creates value for all our stakeholders over the long term.
Separation from Johnson & Johnson
In November 2021, Johnson & Johnson (“J&J”), our former parent company, announced its intention to separate its Consumer Health segment (the “Consumer Health Business”) into an independent publicly traded company (the “Separation”). Kenvue was incorporated in Delaware in February 2022, as a wholly owned subsidiary of J&J, to serve as the ultimate parent company of J&J’s Consumer Health Business. In April 2023, J&J completed the transfer of substantially all of the assets and liabilities of the Consumer Health Business to us and our subsidiaries. In May 2023, we completed an initial public offering (the “Kenvue IPO”) of approximately 10.4% of our outstanding common stock and began trading on the NYSE under the ticker symbol “KVUE”. Following the Kenvue IPO, J&J owned approximately 89.6% of our outstanding common stock. In July 2023, J&J announced an exchange offer (the “Exchange Offer”) under which its shareholders could exchange shares of J&J common stock for shares of our common stock owned by J&J. In August 2023, J&J completed the Exchange Offer and exchanged shares representing 80.1% of our common stock, completing the Separation from J&J and transition to being a fully independent public company. In May 2024, J&J completed an additional exchange offer (the “Debt for Equity Exchange”) through which J&J exchanged indebtedness of J&J for shares of our common stock owned by J&J. Following the completion of the Debt for Equity Exchange, J&J no longer owned any shares of our common stock.
Corporate Information
Kenvue Inc. was incorporated in Delaware on February 23, 2022. Our principal executive offices are located at 199 Grandview Road, Skillman, New Jersey 08558, and our telephone number is (908) 874-1200. Our website address is www.kenvue.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase any of our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Kenvue described in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as updated by our annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision with respect to an offering of our securities, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities. If any of the events or developments described actually occurred, our business, results of operations or financial condition would likely suffer. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives, and projections about the future. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning in conjunction with, among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; our strategy for growth and cost savings; product development activities; regulatory approvals; market position; expenditures; and the effects of the Separation on our business.
Because forward-looking statements are based on current beliefs, expectations, and assumptions regarding future events, they are subject to risks, uncertainties, and changes that are difficult to predict and many of which are outside of our control. You should realize that if underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, our actual results and financial condition could vary materially from expectations and projections expressed or implied in our forward-looking statements. Risks and uncertainties include but are not limited to:
•Our ability to expand globally, implement our digital strategy, and respond appropriately to competitive pressure, including from private-label brands and generic non-branded products, market trends, increased costs, and customer and consumer preferences;
•The rapidly changing retail landscape, including our dependence on key retailers, policies of our customers, the emergence of e-commerce and other alternative retail channels, and challenges with innovation and research and development;
•Product reliability, safety, and/or efficacy concerns, whether or not based on scientific or factual evidence, potentially resulting in governmental investigations, regulatory action (including, but not limited to, the shutdown of manufacturing facilities, product relabeling or withdrawal of product from the market), private claims and lawsuits, significant remediation and related costs, safety alerts, product shortages, product recalls, declining sales, reputational damage, and share price impact;
•The potential that the expected benefits and opportunities from the 2024 Multi-Year Restructuring Initiative (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein) or any other planned or completed restructuring, cost-saving, or other strategic initiative, acquisition, or divestiture may not be realized or may take longer to realize than expected;
•Our ability to establish, maintain, protect, and enforce intellectual property rights, as well as address the threats of counterfeit and other unauthorized versions of our products;
•Allegations that our products infringe the intellectual property rights of third parties;
•The impact of negative publicity and failed marketing efforts;
•Difficulties and delays in manufacturing, internally or within the supply chain, that may lead to business interruptions, product shortages, withdrawals or suspensions of products from the market, and potential regulatory action;
•Our reliance on third-party relationships, global supply chains, and production and distribution processes, which may adversely affect supply, sourcing, and pricing of materials used in our products, and impact our ability to forecast product demand;
•Interruptions, breakdowns, invasions, corruptions, destruction, and breaches of our information technology or operational technology systems or those of a third party;

•Uncertainty in the development, deployment, use, and regulation of artificial intelligence in our internal processes, manufacturing operations, products and services, as well as our business more broadly;
•The potential for labor disputes, strikes, work stoppages, and similar labor relations matters, and the impact of minimum wage increases;
•Our ability to attract and retain talented, highly skilled employees and to implement succession plans for our senior management;
•Climate change, extreme weather, and natural disasters, or legal, regulatory or market measures to address climate change;
•The impact of increasing scrutiny, emerging legal requirements, and rapidly evolving expectations from stakeholders regarding environmental, social, and governance matters;
•The potential for insurance to be unavailable or insufficient to cover losses we may incur;
•Legal proceedings related to talc or talc-containing products, such as Johnson’s® Baby Powder, sold outside the United States and Canada and other risks and uncertainties related to talc or talc-containing products, including the ability of our former parent J&J to fully satisfy its obligation to indemnify us in the United States and Canada for the Talc-Related Liabilities (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein);
•The impact of legal proceedings and the uncertainty of their outcome, whether or not we believe they have merit;
•Changes to applicable laws, regulations, policies, and related interpretations;
•Changes in tax laws and regulations, increased audit scrutiny by tax authorities and exposures to additional tax liabilities potentially in excess of existing reserves;
•Potential changes in export/import and trade laws, regulations, and policies, such as new or increased tariffs, sanctions, quotas, or trade barriers;
•The impact of inflation and fluctuations in interest rates and currency exchange rates;
•The impact of a natural disaster, catastrophe, epidemic, pandemic, and global tension, including armed conflict, or other event;
•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings and access credit markets;
•Our ability to achieve the expected benefits of the Separation from J&J and related transactions;
•Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the Separation and related transactions;
•Failure of our rebranding efforts in connection with the Separation to achieve market acceptance, and the impact of our continued use of legacy J&J branding, including the “Johnson’s®” brand; and
•Our substantial indebtedness, including the restrictions and covenants in our debt agreements.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein, including under the heading “Risk Factors,” and in our other filings with the SEC filed after the date of this prospectus and that are incorporated by reference herein. You should understand that it is not possible to predict or identify all such factors, and you should not consider the risks described above to be a complete statement of all potential risks and uncertainties. We do not undertake to publicly update any forward-looking statement that may be made from time to time, whether as a result of new information or future events or developments, except as required by law.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayment of indebtedness, the financing of possible acquisitions and investments or for such other purposes as may be specified in the applicable prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description of the terms of the senior debt securities (the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” the “Company,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the indenture (as defined below).
We may issue debt securities from time to time in one or more series. The debt securities will represent direct, general obligations of Kenvue. Debt securities will be issued under the indenture dated as of March 22, 2023, together with the related supplemental indentures or officer’s certificates, between Kenvue and Deutsche Bank Trust Company Americas, as trustee (collectively, as applicable, “indenture”). A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture.
General
The debt securities represent direct, general obligations of Kenvue and:
•may be issued in one or more series with the same or various maturities;
•may be issued at a price of 100% of their principal amount or at a premium or discount;
•may be issued in certificated or uncertificated form; and
•may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.
The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more separate series up to the aggregate principal amount authorized by us from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•the title and designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;
•any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, other debt securities of the series);
•if other than U.S. dollars, the foreign currency or foreign currencies in which the debt securities of the series are denominated;
•the date or dates on which the principal of the debt securities of the series is payable or the method of determination thereof;
•the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;
•the place or places where and the manner in which, the principal of and any interest on debt securities of the series shall be payable;
•the right, if any, of the Company to redeem debt securities of the series, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;
•the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•if other than in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;
•if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;
•if other than the coin, currency or currencies in which the debt securities of the series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the debt securities of the series shall be payable, including composite currencies or currency units;
•if the principal of or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the debt securities of the series are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;
•if the amount of payments of principal of and interest on the debt securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated, the manner in which such amounts shall be determined;
•if the debt securities of the series will be issuable as registered global securities (whether upon original issue or upon exchange of a temporary debt security of the series);
•whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities of the series rather than pay such additional amounts;
•if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of the series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
•any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of the series;

•any deletion from, modification of or addition to the events of default or covenants with respect to the debt securities of the series, including, if applicable, covenants affording holders of debt protection with respect to the Company’s operations, financial conditions and transactions involving the Company;
•if the debt securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including, without limitation, securities of another person held by the Company or its affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;
•any provisions for remarketing;
•the terms applicable to any debt securities of the series issued at a discount from their stated principal amount;
•the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and
•any other terms of the debt securities of the series.
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•debt securities with respect to which payments of principal or interest are determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated;
•debt securities with respect to which principal or interest is payable in a foreign coin or currency, including composite currencies or currency units;
•debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and
•variable rate debt securities that are exchangeable for fixed rate debt securities.
Any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of and premium, if any, or interest, if any, on any debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to us on our request, or, if then held by us, shall be discharged from such trust; and, upon such payment or discharge, the holder of such debt security shall, as an unsecured general creditor and not as the holder of an outstanding debt security, look only to us for payment of the amount so due and payable and remaining unpaid.
Paying Agent and Registrar for the Notes
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the trustee will initially act as the paying agent and registrar for each series of debt securities.
Transfer and Exchange
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.
A holder may transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. No service charge shall be made to any holder for any registration of, transfer or exchange of debt securities of a series, but Kenvue or the trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such debt securities. Kenvue and the trustee are not required to transfer or exchange (a) any debt securities of a series for a period of 15 calendar days next preceding the date of mailing of a notice of redemption of debt securities of such series selected for redemption, or (b) debt securities of a series or portions thereof called for redemption, except for the unredeemed portion of any debt securities of such series being redeemed in part.
Book-Entry, Delivery and Form
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.
The debt securities will be initially issued in the form of one or more registered securities in global form, without interest coupons (collectively, the “global securities”). Upon issuance, the global securities representing debt securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTCC”) and registered in the name of Cede & Co., as nominee of DTCC.
Beneficial interests in one global security may generally be exchanged for interests in another global security. Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
All interests in the global securities will be subject to the operations and procedures of DTCC. The Company provides the following summaries of those operations and procedures solely for the convenience of holders of the debt securities. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.
Neither the Company nor the trustee take any responsibility for those operations or procedures, and the Company urges holders of the debt securities to contact the system or their participants directly to discuss these matters.
DTCC has established procedures to facilitate transfers of interests in the global securities among DTCC participants. However, DTCC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTCC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.
Global Securities
DTCC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York; a “banking organization” within the meaning of the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTCC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entry changes to the accounts of its participants. Persons who have accounts with DTCC (“DTCC participants”) include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTCC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTCC participant, either directly or indirectly. Investors who are not DTCC participants may beneficially own securities held by or on behalf of DTCC only through DTCC participants or indirect participants in DTCC.
So long as DTCC’s nominee is the registered owner of a global security, that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names; will not receive or be entitled to receive physical, certificated securities; and will not be considered the owners or holders of debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTCC to exercise any rights of a holder of debt securities under the indenture (and, if the investor is not a participant or an indirect participant in DTCC, on the procedures of the DTCC participant through which the investor owns its interest).
Ownership of beneficial interests in each global security will be limited to DTCC participants or persons who hold interests through DTCC participants. The Company expects that under procedures established by DTCC: upon deposit of each global security with DTCC’s custodian, DTCC will credit portions of the principal amount of the global security to the accounts of the DTCC participants; and ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTCC (with respect to interests of DTCC participants) and the records of DTCC participants (with respect to other owners of beneficial interests in the global security).
Investors also hold their interests in certain debt securities directly through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may also hold their interests in certain debt securities through organizations other than Euroclear or Clearstream that are DTCC participants. Each of Euroclear and Clearstream will appoint a DTCC participant to act as its depositary for the interests in the such debt securities that are held within DTCC for the account of each settlement system on behalf of its participant.
Payments of principal, premium (if any) and interest with respect to the debt securities represented by a global security will be made by the paying agent to DTCC’s nominee as the registered holder of the global security. None of the Company, the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTCC, or for maintaining, supervising or reviewing any records of DTCC relating to those interests.
Payments by participants and indirect participants in DTCC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTCC. Transfers between participants in DTCC will be effected under DTCC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems. Crossmarket transfers between DTCC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTCC through the DTCC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTCC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTCC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTCC. Euroclear and Clearstream participants may not deliver instructions directly to the DTCC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global security from a DTCC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTCC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global security to a DTCC participant will be received with value on the DTCC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTCC settlement date.
Certificated Securities
Debt securities in physical, certificated form will be issued and delivered to each person that DTCC identifies as a beneficial owner of the related debt securities only if: (1) DTCC notifies the Company at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed; (2)

DTCC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed or (3) certain other events provided in the indenture should occur.
Selection and Notice
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.
If less than all of the debt securities of a series are to be redeemed at any time, the debt securities to be redeemed will be selected in accordance with the procedures of the depositary, which initially is DTCC or its successor or nominee.
Debt securities of a series and portions of them selected for redemption shall be in amounts equal to the minimum principal denomination for each series and integral multiples thereof. Notices of redemption will be sent by electronic transmission or first class mail at least 10 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address or otherwise in accordance with the applicable procedures of the depositary. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.
If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on such debt securities or portions of them called for redemption unless Kenvue defaults on payment of the redemption price.
Certain Covenants
Below is a summary of certain covenants for the benefit of holders of each series of debt securities under the indenture, unless otherwise provided in the applicable prospectus supplement. If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain certain additional covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the applicable prospectus supplement. The specific terms of these additional covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Limitations on Secured Debt
The Company will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any debt securities, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of Capital Stock (defined below) or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities of a series (together with, if the Company shall so determine, any other debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) shall be secured equally and ratably with (or prior to) such secured debt for so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to:
(a)liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

(b)liens on any property, shares of Capital Stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a Person (defined below) existing at the time such Person becomes a Restricted Subsidiary);
(c)liens in favor of, or which secure debt owing to, the Company or any subsidiary;
(d)liens in favor of the United States of America or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country or any political subdivision thereof, to secure progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);
(e)liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’, construction or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;
(f)liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;
(g)liens on specific items of inventory or other goods and the proceeds thereof securing obligations of the Company or any Restricted Subsidiary in respect of documentary letters of credit or banker’s acceptances issued or created for the account of the Company or Restricted Subsidiary, as applicable, to facilitate the purchase, shipment or storage of such inventory or goods, in each case in the ordinary course of business;
(h)pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(i)deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party or any other liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods, in each case in the ordinary course of business;
(j)liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review (or for which the time to make an appeal has not yet expired) or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;
(k)liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
(l)liens consisting of easements, rights-of-way, permits, servitudes, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;
(m)liens existing on the date on which the debt securities of a series are issued;
(n)liens on cash and cash equivalents securing derivatives obligations or deposited as cash collateral on letters of credit;
(o)liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those required by applicable banking regulations or as otherwise set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended to provide collateral to the depository institution;
(p)leases, licenses, subleases or sublicenses of assets (including with respect to real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its subsidiaries taken as a whole; or
(q)any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any lien referred to in the foregoing clauses (a) to (p), inclusive; provided that (1) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus (i)(x) improvements on such property, (y) after-acquired property that is affixed or incorporated into the property covered by such lien, and (z) in the case of liens originally permitted by clause (b), after-acquired property of the applicable Restricted Subsidiary to the extent the security agreements in place at the time of the acquisition of such Restricted Subsidiary required the grant of such lien in after-acquired property, and (ii) proceeds and products thereof) and (2) the debt secured by such lien at such time is not increased (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement).
Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the debt securities of a series; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the debt securities of such series except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on sale and leaseback transactions” below, does not at such time exceed the greater of (1) $650 million or (2) 15% of the Consolidated Net Tangible Assets.
Notwithstanding the foregoing, any lien securing the debt securities of a series granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the requirement to provide a lien securing the debt securities of such series (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Property or Capital Stock of any particular Restricted Subsidiary securing the debt securities of such series, upon any sale, exchange or transfer to any person not a Restricted Subsidiary of the Company, of such Principal Property or Capital Stock.
Limitations on Sale and Leaseback Transactions
The Company will not itself, and will not permit any Restricted Subsidiary, to enter into any sale and leaseback transactions involving a Principal Property unless either (a) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities of a series, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (q) above under “—Limitations on secured debt;” or (b) the Company, within 360 days after such transaction, applies an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of its Funded Debt

(defined below); provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the principal amount of any outstanding senior debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation and (2) the principal amount of Funded Debt, other than outstanding senior debt securities, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.
Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “—Limitations on secured debt” above, does not at such time exceed the greater of (1) $650 million or (2) 15% of the Consolidated Net Tangible Assets.
Certain Definitions
The capitalized terms used in the summary of the covenants above have the following definitions:
“Attributable Debt” in respect of any sale and leaseback transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding (i) any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) current maturities of long-term debt and finance leases) and (2) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, customer relationships, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and prepared in accordance with generally accepted accounting principles.
“Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Principal Property” means any facility (together with the land on which it is erected and fixtures comprising part of the land) used primarily for manufacturing or processing that is located within the United States of America (other than its territories or possessions) and owned by the Company or any subsidiary, the net depreciated book value of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets of the Company, except any such property which the Company’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole.
“Restricted Subsidiary” means any domestic subsidiary of the Company which owns Principal Property.
Merger, Consolidation and Sale of Assets
The Company may not consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (1) such Person is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States or any state or territory thereof or the District of Columbia and such successor Person assumes by supplemental indenture the Company’s obligations on each series of debt securities and under the indenture, (2) after giving effect to the transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under the indenture, (3) as a result of such transaction the properties or assets of the Company are not subject to any encumbrance which would not be permitted under the indenture and (4) the Company shall have delivered an officer’s certificate and an opinion of counsel, each stating that such transaction or supplemental indenture complies with the indenture.
Upon any consolidation of the Company with, or merger by the Company into, any other Person or conveyance, transfer or lease of properties and assets of the Company substantially as an entirety in accordance with the provisions described above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transferor lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the indenture and each series of debt securities.
Events of Default and Remedies
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, each of the following will, with respect to a series of debt securities, be an event of default (an “Event of Default”):
(1)default in any payment of interest on any debt security of such series when it becomes due and payable, continued for 30 days;
(2)default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;
(3)our failure, after notice, to comply within 90 days with any of our other agreements contained in the indenture applicable to such series of debt securities (other than a covenant or warranty expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee); or
(4)certain events of bankruptcy, insolvency or reorganization for us.
A default under clause (3) of this paragraph will not constitute an Event of Default in respect of a series of debt securities until the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series notify us of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.
If an Event of Default (other than an Event of Default referred to in clause (4) above with respect to us) occurs and is continuing in respect of a series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice to us and the trustee may, and the trustee at the request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all debt securities of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default referred to in clause (4) above occurs with respect to us, the principal of and accrued and unpaid interest on all outstanding debt securities of all series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The trustee will not be deemed to have notice of any default or any event of default unless a responsible officer of the trustee (as defined in the indenture) has actual notice of the default or the Event of Default or a responsible officer of the trustee has received written notice of any event which is a default or an Event of Default and the notice references the applicable series of debt securities and the indenture and states that such notice is a notice of a default or an Event of Default.
In order for holders of the applicable series of debt securities to initiate proceedings for a remedy under the indenture (other than with respect to an Event of Default referred to in clause (4) above with respect to us), holders of at least 25% in principal amount of such series of debt securities must first give written notice to us as provided above in respect of the debt securities of such series, must request that the trustee initiate a proceeding in its own name and must offer the trustee indemnity reasonably satisfactory to the trustee against costs, expenses, and liabilities incurred in compliance with such request. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of such series of debt securities, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of the debt securities of such series. However, any holder is entitled at any time to bring a lawsuit for payment of money due on its debt securities on or after the due date.
The holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration with respect to such series of debt securities if all Events of Default, besides the failure to pay principal due solely because of the declaration of acceleration, have been cured or waived.
The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or premium, if any), or interest, if any, on any debt securities of a series, the trustee may withhold notice if the trustee determines that withholding notice is in the best interests of the holders.
The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default or event of default with respect to such series of debt securities except for a default in the payment of principal of (or premium, if any) or interest, if any, on such series of debt securities or a default relating to a provision that cannot be amended without the consent of each affected holder.
Modification or Waiver
There are three types of changes we can make to the indenture.
Changes Requiring Approval of Holders. Certain changes cannot be made to the indenture or the debt securities of a series without approval of each affected holder of debt securities of such series, including the following:
•reducing the principal or any premium or changing the stated maturity of the debt securities of such series;
•reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of such series;
•making the principal, premium or interest payable in a currency other than United States dollars or changing the place of payment;
•reducing the principal amount of the debt securities of such series whose holders must consent to supplement the indenture or to waive any of its provisions;
•modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the maturity of the debt securities of such series; or

•expressly subordinating the debt securities of such series to other indebtedness of ours.
Changes Requiring a Majority Vote of Holders. Other than as set forth above, the indenture and the debt securities of a series can generally be amended with the consent of holders owning a majority of the outstanding aggregate principal amount of the debt securities (including additional debt securities of such series, if any) of such series (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities). In the event that the amendment would only affect a certain series of debt securities issued under the indenture, the consent of holders owning a majority of the outstanding aggregate principal amount of the debt securities of such series will only amend the indenture with respect to such series of debt securities.
Changes Not Requiring Approval of Holders. From time to time, we and the trustee may, without the consent of the applicable holders of debt securities, amend or supplement the indenture or the debt securities of a series for specified purposes, including to:
•reflect that a successor has succeeded us and has assumed our covenants and obligations under the debt securities of such series and the indenture;
•add further covenants for the benefit of the holders of the debt securities of such series or surrender any right or power conferred on us with respect to such series of debt securities;
•surrender any right or power herein conferred to the Company;
•add any additional Event of Default with respect to the debt securities of such series;
•pledge property to the trustee as security for the debt securities of such series;
•add further guarantees with respect to the debt securities of such series;
•evidence the appointment of a trustee other than the trustee initially named in the indenture with respect to any other series of debt securities in accordance with the provisions of the indenture;
•evidence the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of trusts under the indenture by more than one trustee;
•modify the indenture in order to continue its qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or as may be necessary or desirable in accordance with amendments of that act;
•issue and establish the form and terms and conditions of other series of debt securities as provided in the indenture;
•cure any ambiguity, mistake or inconsistency in the indenture or in the debt securities of such series or make any other addition, change or elimination to the provisions therein, as long as the interests of the holders of the outstanding debt securities of such series are not adversely affected in any material respect (as determined by the Company);
•make any addition, change or elimination to the indenture in respect of a series of debt securities to be created in the future;
•provide for uncertificated securities in addition to or in place of certificated securities;
•to conform the text of the indenture, any supplemental indenture or the debt securities to any provision of the “Description of Notes” applicable to such series of debt securities; or
•comply with the rules of any applicable securities depositary.

Satisfaction and Discharge
The indenture with respect to a series of debt securities will cease to be of further effect, and we will be deemed to have satisfied and discharged our obligations with respect to the debt securities of such series, when certain specified conditions have been satisfied, including the following:
•all debt securities of such series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;
•we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of such series that had not been previously delivered for cancellation, for the principal (and premium, if any) and accrued and unpaid interest, if any, in the case of debt securities that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of other debt securities;
•we have paid or caused to be paid all other sums payable under the indenture in respect of the debt securities of such series; and
•we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent provided for in the indenture relating to the satisfaction and discharge have been complied with.
We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.
Defeasance
At our option, we can terminate all of our obligations with respect to certain covenants under the indenture with respect to a series of debt securities, other than the obligation to pay principal, any premium and any interest on the debt securities of such series and other specified obligations, at any time by:
•depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and any interest on the debt securities of such series to their maturity; and
•complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.
In addition, we can terminate all of our obligations under the indenture with respect to a series of debt securities then outstanding, including the obligation to pay principal, any premium and any interest on the debt securities of such series, at any time by:
•depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and any interest on the debt securities of such series to their maturity; and
•complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the indenture, to the effect that holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.
Governing Law
The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee
Deutsche Bank Trust Company Americas serves as trustee under the indenture.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities.
The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person’s own affairs. The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Kenvue, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
The holders of a majority in principal amount of the debt securities then outstanding of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, or exercising any trust or power conferred on the trustee, under the indenture with respect to the debt securities of such series, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holder of debt securities, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses, losses and liabilities which may be incurred therein or thereby.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material terms of our common stock, our authorized but unissued preferred stock. The following description is not complete and is qualified by reference to the full text of our amended and restated certificate of incorporation and our amended and restated bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the Delaware General Corporate Law (“DGCL”). The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Accordingly, for a description of the terms of a particular issue of preferred stock, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries.
General
Our authorized capital stock consists of 12,500,000,000 shares of common stock, par value $0.01 per share, and 750,000,000 shares of preferred stock, par value $0.01 per share. As of February 14, 2025, there are 1,911,240,720 shares of our common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of shares of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of shares of our common stock is entitled to one vote per share of our common stock on all matters which may be submitted to the holders of shares of our common stock. At any meeting of our shareholders, the holders of a majority in voting power of the outstanding shares entitled to vote at such meeting must be present in person or represented by proxy in order to constitute a quorum.
At any meeting of our shareholders, all questions, except as otherwise expressly provided by statute, our amended and restated certificate of incorporation or our amended and restated bylaws, will be determined by vote of the majority of voting power of the outstanding shares present in person or represented by proxy at such meeting and entitled to vote. Except as otherwise required by law, a nominee for election as a director will be elected to our Board of Directors (the “Board”) at a meeting at which a quorum is present by a majority of the votes cast with respect to that director’s election; provided, however, that, if the number of director nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast at such meeting.
Our amended and restated certificate of incorporation provides that any director may be removed from office at any time, with or without cause, by vote of the majority of voting power of the outstanding shares entitled to vote thereon.
Dividend Rights
Subject to any preferential rights of any outstanding shares of our preferred stock, each holder of shares of our common stock is entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of any assets lawfully available for the payment of dividends.
Liquidation, Dissolution and Winding-Up Rights
In the event of a liquidation, dissolution or winding-up of the Company, each holder of shares of our common stock is entitled to ratable distribution of our net assets that remain after the payment in full of all liabilities and the liquidation preferences of any outstanding shares of our preferred stock.

Other Rights
Holders of shares of our common stock have no preemptive or conversion rights to purchase, subscribe for or otherwise acquire any shares of our common stock or preferred stock or other securities. There are no redemption or sinking fund provisions applicable to the shares of our common stock.
Preferred Stock
The Board is authorized, without further vote or action by our shareholders, to provide for the issuance from time to time of shares of our preferred stock in series and, as to each series, to fix the designation; the dividend rate and the preferences, if any, which dividends on that series will have compared to any other class or series of our capital stock; the voting rights, if any; the liquidation preferences, if any; the conversion privileges, if any; and the redemption price or prices and the other terms of redemption, if any, applicable to that series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of our preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of shares of our common stock or for other corporate purposes.
Anti-Takeover Effects of Various Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals, including because negotiation of these proposals could result in an improvement of the terms of the proposals.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares (1) owned by persons who are directors and also officers and (2) held in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock.

The existence of Section 203 of the DGCL is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the then-prevailing market price for the shares of our common stock.
A Delaware corporation may “opt out” of Section 203 of the DGCL by including a provision expressly electing not to be governed by Section 203 of the DGCL in its original certificate of incorporation or in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting stock. We have not elected to “opt out” of Section 203 of the DGCL.
Size of Board and Vacancies
Our amended and restated certificate of incorporation provides that the Board must consist of not fewer than 5 directors nor more than 18 directors, the actual number to be determined by the Board from time to time. Our Board currently consists of 11 directors.
Our amended and restated certificate of incorporation provides that any vacancies and newly created directorship on the Board will be filled by appointment made by a majority of the directors then serving on our Board.
Special Shareholder Meetings
Our amended and restated certificate of incorporation provides that a special meeting of our shareholders may be called at any time by (1) the Chair of the Board, (2) a majority of the Board or (3) our Chief Executive Officer. Our amended and restated certificate of incorporation provides that our shareholders do not have the ability to call a special meeting.
Shareholder Action by Written Consent
Our amended and restated certificate of incorporation provides that holders of shares of our common stock are unable to act by written consent without a duly called annual or special meeting of our shareholders.
Requirements for Advance Notification of Shareholder Proposals
Our amended and restated bylaws establish advance notice procedures for business (including any nominations for director) to be properly brought by a shareholder before an annual or special meeting of our shareholders. Our amended and restated bylaws also provide for certain requirements regarding the form and content of a shareholder’s notice for any such proposal.
No Cumulative Voting
The DGCL provides that shareholders of a company are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that the Board possesses to issue preferred stock, as described under “—Preferred Stock,” could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer or proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of shares of our common stock.
Amendments to Certificate of Incorporation
Our amended and restated certificate of incorporation provides that it may be amended or altered in any manner provided by the DGCL.

Amendments to Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be amended, altered or repealed and new bylaws made by (1) the Board or (2) vote of the majority of voting power of the outstanding shares entitled to vote thereon at a meeting of our shareholders called for that purpose.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers to corporations and their shareholders for monetary damages for breaches of fiduciary duties as directors or officers. Our amended and restated certificate of incorporation includes such an exculpation provision. Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and, subject to certain exceptions, officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our amended and restated certificate of incorporation expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions that are in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors and officers for breaches of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. However, these provisions do not limit or eliminate our rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The limitation of liability and indemnification provisions that are in our amended and restated certificate of incorporation do not alter the liability of directors and officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Exclusive Forum
Our amended and restated certificate of incorporation provides, in all cases to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or shareholders to us or our shareholders;
•any action asserting a claim arising pursuant to any provision of our amended and restated certificate of incorporation or our amended and restated bylaws;
•any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located within the State of Delaware; or
•any action asserting a claim governed by the internal affairs doctrine.
However, if the Court of Chancery located within the State of Delaware does not have jurisdiction over any such action, the action may be brought instead in the United States District Court for the District of Delaware.
In addition, our amended and restated certificate of incorporation provides that the foregoing provision will not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act.
These exclusive forum provisions may impose additional costs on shareholders in pursuing any such claims, particularly if the shareholders do not reside in or near the State of Delaware, or limit a shareholder’s ability to bring a claim in a judicial forum that such shareholder finds favorable for disputes with us or our directors, officers, employees or shareholders, which in each case may discourage such lawsuits with respect to such claims. Our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of these exclusive forum provisions.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and our authorized but unissued shares of preferred stock will be available for future issuance without further vote or action by our shareholders. We may use additional shares for a variety of purposes, including to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could also discourage attempts by third parties to obtain control of us through a merger, tender offer or proxy contest or otherwise by making such attempts more difficult or more costly.
Listing
Our shares of common stock are listed on the New York Stock Exchange under the symbol “KVUE”.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of such class or series of preferred stock represented by the depositary share, including applicable dividend, voting, redemption, and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those warrants will be described in the prospectus supplement relating to those warrants. Accordingly, for a description of the terms of a particular issue of warrants, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries.
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:
•the title of such warrants;
•the offering price for such warrants, if any;
•the aggregate number of such warrants;
•the designation and terms of the securities purchasable upon exercise of such warrants;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of such warrants, if any;
•the redemption or call provisions, if any, applicable to such warrants; and

•any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•through agents;
•to or through underwriters;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through brokers or dealers;
•directly by us to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers.
In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 29, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement filed with the SEC. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. References in this prospectus to any of our contracts or other documents are not necessarily complete, and each such reference is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. For additional information about us, you should refer to the registration statement and the exhibits thereto, which are available on the internet website maintained by the SEC at www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information on the SEC’s website, which contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. You may also consult our website for more information about us. Our website is www.kenvue.com. Information included on this website is not incorporated by reference into this prospectus. The information contained on, or that can be accessed through, the websites referenced in this prospectus is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase shares of any of our securities. We have included the website addresses referenced in this prospectus only as inactive textual references and do not intend them to be active links to such website addresses.
We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus (other than any portions of such documents that are deemed to have been “furnished” and not “filed” under the applicable SEC rules, including information furnished under Items 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 24, 2025;
•the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
•the description of our capital stock contained in Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented by any subsequent amendments and reports filed for the purpose of updating such description.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.
The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at https://investors.kenvue.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase shares of any of our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
We also hereby undertake to provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto.
Requests for such copies should be directed to our Investor Relations department, at the following address:
Kenvue Inc.
199 Grandview Road
Skillman, New Jersey 08558
(908) 874-1200
Attention: Investor Relations

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Kenvue Inc. (“Registrant”) in connection with the sale or distribution of the securities being registered under this registration statement. All of the amounts shown are estimates.

Amount
SEC Registration Fee	$ *
FINRA Filing Fees	**
Printing and Engraving Expenses	**
Legal Fees and Expenses	**
Rating Agency Fees	**
Accounting Fees and Expenses	**
Trustee Fees	**
Miscellaneous	**
Total	$ **
__________________
*Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.
**As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities in the section thereof entitled “Underwriting.”
Item 15. Indemnification of Directors and Officers
Section 145 of the DGCL provides that, with certain limitations, a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Our amended and restated certificate of incorporation and our amended and restated bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. Our amended and restated certificate of incorporation provides for such limitation of liability.
We maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to our directors and officers pursuant to the above indemnification provision or otherwise as a matter of law. Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to us and that we must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking by or on behalf of an indemnified person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
Item 16. Exhibits

Exhibit Number	Exhibit Description
1.1**	Form of Equity Securities Underwriting Agreement

1.2**	Form of Senior Debt Securities Underwriting Agreement

4.1
Amended and Restated Certificate of Incorporation of Kenvue Inc., effective as of May 3, 2023, filed as Exhibit 3.1 to the Current Report on Form 8-K filed by Kenvue Inc. with the SEC on May 8, 2023, and incorporated herein by reference

4.2
Amended and Restated Bylaws of Kenvue Inc., effective as of May 3, 2023, filed as Exhibit 3.2 to the Current Report on Form 8-K filed by Kenvue Inc. with the SEC on May 8, 2023, and incorporated herein by reference

4.3
Indenture, dated as of March 22, 2023, by and between Kenvue Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-269115) filed by Kenvue Inc. with the SEC on March 30, 2023, and incorporated herein by reference

4.4
Supplemental Indenture, dated as of March 22, 2023, by and between Kenvue Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.2 to Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-269115) filed by Kenvue Inc. with the SEC on March 30, 2023, and incorporated herein by reference

4.5**	Form of Preferred Stock Certificate

4.6**	Form of Debt Security

4.7**	Form of Warrant

4.8**	Form of Warrant Agreement

4.9**	Form of Depositary Receipt

4.10**	Form of Deposit Agreement

5.1*	Opinion of Cravath, Swaine & Moore LLP

23.1*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney (included on the signature pages)

25.1*	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee for the Indenture dated as of March 22, 2023

107*	Filing Fee Table
__________________
*Filed herewith.
**To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skillman, State of New Jersey, on February 24, 2025.

Kenvue Inc.,

by	/s/ Thibaut Mongon
	Name:	Thibaut Mongon
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY
Each of the undersigned officers and directors of Kenvue Inc. hereby severally constitutes and appoints Matthew Orlando and Edward Reed, and each of them acting alone, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thibaut Mongon	Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2025
Thibaut Mongon

/s/ Paul Ruh	Chief Financial Officer (Principal Financial Officer)	February 24, 2025
Paul Ruh

/s/ Heather Howlett	Chief Accounting Officer (Principal Accounting Officer)	February 24, 2025
Heather Howlett

/s/ Larry J. Merlo	Chair of the Board	February 24, 2025
Larry J. Merlo

/s/ Richard E. Allison, Jr.	Director	February 24, 2025
Richard E. Allison, Jr.

/s/ Tamara S. Franklin	Director	February 24, 2025
Tamara S. Franklin

/s/ Seemantini Godbole	Director	February 24, 2025
Seemantini Godbole

/s/ Melanie L. Healey	Director	February 24, 2025
Melanie L. Healey

/s/ Betsy D. Holden	Director	February 24, 2025
Betsy D. Holden

/s/ Kathleen M. Pawlus	Director	February 24, 2025
Kathleen M. Pawlus

/s/ Kirk L. Perry	Director	February 24, 2025
Kirk L. Perry

/s/ Vasant Prabhu	Director	February 24, 2025
Vasant Prabhu

/s/ Michael E. Sneed	Director	February 24, 2025
Michael E. Sneed